Exhibit 99.1

ANGI INC. REPORTS Q4 2023

Q4 operating income improves $36 million to $8 million

Q4 Adjusted EBITDA improves 96% to $41 million

DENVER—February 13, 2024—Angi Inc. (NASDAQ: ANGI) released its fourth quarter results today. A letter to IAC shareholders from Angi Inc. Chairman and CEO and IAC CEO Joey Levin is available on the Investor Relations section of IAC’s website at ir.iac.com.

ANGI INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q4 2023	Q4 2022	Growth
Revenue	$300.4	$413.3	-27%
Pro Forma Net Revenue	300.4	358.2	-16%
Gross profit	283.2	332.1	-15%
Operating income (loss)	7.6	(28.2)	NM
Net loss	(5.6)	(53.3)	90%
Diluted loss per share	(0.01)	(0.11)	90%
Adjusted EBITDA	41.4	21.1	96%

See reconciliations of GAAP to non-GAAP measures beginning on page 10.

Q4 2023 HIGHLIGHTS

•	Revenue was $300 million, reflecting the impact of the change to net revenue recognition for Services, which took effect January 1, 2023. On a pro forma net basis, revenue decreased 16% in Q4 2023 reflecting declines across the Domestic business, partially offset by 21% International growth.

•	Operating income increased $36 million to $8 million and Adjusted EBITDA increased 96% to $41 million.

o	Q4 2023 operating income and Adjusted EBITDA include an $11 million benefit related to insurance coverage for previously incurred legal fees.

o	Full year 2023 operating loss decreased $49 million to $26 million and Adjusted EBITDA increased 78% to $118 million.

•	Transacting Service Professionals were 196,000 in Q4 2023, down 11% year-over-year though improving from 17% declines in Q3 2023.

•	For the twelve months ended December 31, 2023, net cash provided by operating activities attributable to continuing operations increased $48 million to $94 million. Free Cash Flow increased $115 million to positive $46 million due in part to $68 million lower capital expenditures.

•	Between November 9, 2023 and February 9, 2024, Angi Inc. repurchased 6.1 million common shares for an aggregate of $14.0 million (average price of $2.32 per share).

•	On November 1, 2023, Angi Inc. completed the sale of Total Home Roofing, LLC to a non-public third party and has reflected the Roofing segment as a discontinued operation for all periods presented.

•	For the full year 2024, Angi Inc. expects ($20)-$40 million of operating (loss) income and $120-$150 million of Adjusted EBITDA.

Revenue

	Q4 2023	Q4 2022	Growth
($ in millions; rounding differences may occur)
Ads and Leads	$246.9	$299.9	-18%
Services	26.1	90.7	-71%
Total Domestic	$273.1	$390.6	-30%
International	27.4	22.6	21%
Total	$300.4	$413.3	-27%
Pro Forma Services Net Revenue	$26.1	$35.6	-27%
Total Pro Forma Angi Inc. Net Revenue	$300.4	$358.2	-16%

•	Revenue was $300.4 million, down 27% year-over-year, reflecting the change to net revenue recognition for Services, which took effect January 1, 2023. On a pro forma basis, revenue decreased 16% reflecting:

o	Ads and Leads revenue decreasing 18% due to lower service requests driven by ongoing user-experience enhancements and homeowner and service professional acquisition optimizations

o	Services revenue decreasing 27% due to exiting complex services at the end of 2022, margin-optimization initiatives and lower service requests

o	International revenue increasing 21% driven primarily by a larger service professional network and higher revenue-per-service-professional

Operating income (loss) and Adjusted EBITDA

	Q4 2023	Q4 2022	Growth
($ in millions; rounding differences may occur)
Operating income (loss)
Ads and Leads	$23.7	$24.1	-2%
Services	(1.9)	(37.6)	95%
Corporate	(15.0)	(15.1)	1%
Total Domestic	6.7	(28.7)	NM
International	0.9	0.5	100%
Total	$7.6	$(28.2)	NM
Adjusted EBITDA
Ads and Leads	$47.2	$49.1	-4%
Services	5.1	(17.7)	NM
Corporate	(12.7)	(11.8)	-8%
Total Domestic	39.5	19.7	101%
International	1.8	1.4	28%
Total	$41.4	$21.1	96%

•	Operating income increased $35.8 million to $7.6 million and Adjusted EBITDA improved 96% to $41.4 million driven by:

o	Services operating loss decreased 95% to $1.9 million reflecting:

▪	Adjusted EBITDA increasing $22.8 million to earnings of $5.1 million due primarily to lower sales and marketing as a result of improved unit economics, exiting complex services and $13.0 million of legal related expenses and restructuring charges in Q4 2022

▪	$8.8 million lower depreciation due primarily to the impairment of certain internally developed software in Q4 2022

▪	$3.9 million lower stock-based compensation expense as a result of exiting complex services and lower overall headcount

o	International operating income increased 100% to $0.9 million and Adjusted EBITDA increased 28% to $1.8 million due primarily to a 21% increase in revenue and operating expense leverage across selling and marketing and general and administrative expenses

o	Ads and Leads operating income decreased 2% to $23.7 million reflecting:

▪	Adjusted EBITDA decreasing 4% to $47.2 million reflecting:

•	18% lower revenue

•	Lower general and administrative expense due to a $10.9 million benefit related to insurance coverage for previously incurred legal fees, lower bad debt, lower compensation costs and other operating expenses

•	Lower selling and marketing expense due to lower consumer marketing spend driven by improved efficiency and lower sales-related expenses

▪	$2.7 million lower amortization of intangibles

▪	$1.6 million higher stock-based compensation expense

Income Taxes

The Company recorded an income tax provision of $5.7 million in Q4 2023 for an effective tax rate of 69%, which is higher than the statutory rate due primarily to unbenefited losses, reduced research credits and state taxes. The Company recorded an income tax provision of $0.4 million in Q4 2022 despite pre-tax losses of $27.6 million due primarily to unbenefited realized losses and an adjustment to the forecasted annual effective tax rate.

Operating Metrics

(amounts in thousands)	Q4 2023	Q4 2022	Growth
Service Requests	4,324	6,109	-29%
Monetized Transactions	5,500	6,057	-9%
Transacting Service Professionals	196	220	-11%

Free Cash Flow

For the twelve months ended December 31, 2023, net cash provided by operating activities attributable to continuing operations was $94.2 million, a $47.8 million increase year-over-year. Free Cash Flow increased $115.5 million to $46.4 million due primarily to $67.7 million lower capital expenditures, favorable working capital and higher Adjusted EBITDA.

ANGI INC. RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW

	Twelve Months Ended December 31,
($ in millions; rounding differences may occur)	2023	2022
Net cash provided by operating activities attributable to continuing operations	$94.2	$46.4
Capital expenditures	(47.8)	(115.5)
Free Cash Flow	$46.4	$(69.1)

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2023:

•	Angi Inc. had 504.2 million Class A and Class B common shares outstanding.

•	IAC’s economic interest in Angi Inc. was 84.2% and IAC’s voting interest in Angi Inc. was 98.1%.

•	Angi Inc. had $364 million in cash and cash equivalents and $500 million of debt (due August 15, 2028), which was held at ANGI Group, LLC (a subsidiary of Angi Inc.).

Between November 9, 2023 and February 9, 2024, Angi Inc. repurchased 6.1 million common shares for an aggregate of $14.0 million (average price of $2.32 per share).

During the fourth quarter of 2023, Angi, Inc. put in place a share repurchase plan with the intent of utilizing the remaining shares in its stock repurchase authorization. The plan will be subject to price and volume limitations. As of February 9, 2024, Angi Inc. had 7.9 million shares remaining in its stock repurchase authorization, pursuant to which share repurchases can be made over an indefinite period of time in the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

CONFERENCE CALL

IAC and Angi Inc. will host a conference call to answer questions regarding their fourth quarter results on Wednesday, February 14, 2024, at 8:30 a.m. Eastern Time. This conference call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s and Angi Inc.’s businesses. The conference call will be open to the public at ir.angi.com and ir.iac.com.

DILUTIVE SECURITIES

Angi Inc. has various dilutive securities. The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	2/9/24	Dilution at:
Share Price			$2.47	$3.00	$4.00	$5.00	$6.00

Absolute Shares as of 2/9/24	502.0		502.0	502.0	502.0	502.0	502.0

SARs	0.4	$3.03	0.0	0.0	0.0	0.1	0.1
Options	0.5	$11.73	0.0	0.0	0.0	0.0	0.0
RSUs and subsidiary denominated equity awards	28.1		7.3	7.3	7.2	7.1	7.1
Total Dilution			7.3	7.3	7.2	7.2	7.2
% Dilution			1.5%	1.5%	1.4%	1.4%	1.4%
Total Diluted Shares Outstanding			509.3	509.3	509.2	509.2	509.2

The dilutive securities presentation is calculated using the method and assumptions described below, which are different from those used for GAAP dilution, which is calculated based on the treasury stock method.

The Company currently settles all equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon exercise or vesting, and in the case of options, assuming no proceeds are received by the Company. Any required withholding taxes are paid in cash by the Company on behalf of the employees assuming a withholding tax rate of 50%. In addition, the estimated income tax benefit from the tax deduction received upon the exercise or vesting of these awards is assumed to be used to repurchase Angi Inc. shares. Assuming all awards were exercised or vested on February 9, 2024, withholding taxes paid by the Company on behalf of the employees upon net settlement would have been $32.5 million, assuming a stock price of $2.47 and a 50% withholding rate. The table above assumes no change in the fair value estimate of the non-publicly traded subsidiary denominated equity awards from the values used at December 31, 2023. The number of shares ultimately needed to settle these awards and the cash withholding tax obligation may vary significantly as a result of the determination of the fair value of the relevant subsidiary. In addition, the number of shares required to settle these awards will be impacted by movement in the stock price of ANGI.

GAAP FINANCIAL STATEMENTS

ANGI INC. CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$300,433	$413,256	$1,358,748	$1,764,355
Cost of revenue (exclusive of depreciation shown separately below)	17,239	81,120	62,547	337,396
Gross Profit	283,194	332,136	1,296,201	1,426,959
Operating costs and expenses:
Selling and marketing expense	156,613	195,975	765,205	890,321
General and administrative expense	70,852	109,371	359,389	447,140
Product development expense	24,185	19,133	96,543	73,821
Depreciation	23,917	32,997	93,604	77,523
Amortization of intangibles	-	2,862	7,958	13,774
Total operating costs and expenses	275,567	360,338	1,322,699	1,502,579
Operating income (loss)	7,627	(28,202)	(26,498)	(75,620)
Interest expense	(5,037)	(5,030)	(20,137)	(20,107)
Other income, net	5,547	5,613	18,427	1,169
Earnings (loss) from continuing operations before income taxes	8,137	(27,619)	(28,208)	(94,558)
Income tax (provision) benefit	(5,651)	(410)	(1,839)	5,390
Earnings (loss) from continuing operations	2,486	(28,029)	(30,047)	(89,168)
Loss from discontinued operations, net of tax	(8,028)	(25,229)	(10,264)	(38,814)
Net loss	(5,542)	(53,258)	(40,311)	(127,982)
Net earnings attributable to noncontrolling interests	(15)	(89)	(629)	(468)
Net loss attributable to Angi Inc. shareholders	$(5,557)	$(53,347)	$(40,940)	$(128,450)

Per share information from continuing operations:
Basic earnings (loss) per share from continuing operations	$0.01	$(0.06)	$(0.06)	$(0.18)
Diluted earnings (loss) per share from continuing operations	$0.01	$(0.06)	$(0.06)	$(0.18)

Per share information attributable to Angi Inc. shareholders:
Basic loss per share	$(0.01)	$(0.11)	$(0.08)	$(0.26)
Diluted loss per share	$(0.01)	$(0.11)	$(0.08)	$(0.26)

Stock-based compensation expense by function:
Selling and marketing expense	$1,734	$1,326	$6,264	$5,927
General and administrative expense	6,449	10,299	28,386	36,015
Product development expense	1,641	1,808	8,764	8,860
Total stock-based compensation expense	$9,824	$13,433	$43,414	$50,802

ANGI INC. CONSOLIDATED BALANCE SHEET

($ in thousands)

	December 31,	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$364,044	$321,155
Accounts receivable, net	51,100	71,967
Other current assets	72,075	64,330
Current assets of discontinued operations	-	26,750
Total current assets	487,219	484,202

Capitalized software, leasehold improvements and equipment, net	109,527	152,559
Goodwill	886,047	882,949
Intangible assets, net	170,773	178,105
Deferred income taxes	148,183	138,378
Other non-current assets, net	54,466	61,527
Non-current assets of discontinued operations	-	10,058
TOTAL ASSETS	$1,856,215	$1,907,778

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$29,467	$30,393
Deferred revenue	49,859	50,129
Accrued expenses and other current liabilities	179,329	182,794
Current liabilities of discontinued operations	-	18,468
Total current liabilities	258,655	281,784

Long-term debt, net	496,047	495,284
Deferred income taxes	2,739	2,906
Other long-term liabilities	54,266	75,507
Non-current liabilities of discontinued operations	-	919

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Class A common stock	107	103
Class B common stock	422	422
Class C common stock	-	-
Additional paid-in capital	1,447,353	1,405,294
Accumulated deficit	(231,019)	(190,079)
Accumulated other comprehensive income (loss)	1,187	(1,172)
Treasury stock	(177,283)	(166,184)
Total Angi Inc. shareholders' equity	1,040,767	1,048,384
Noncontrolling interests	3,741	2,994
Total shareholders' equity	1,044,508	1,051,378
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,856,215	$1,907,778

ANGI INC. CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities attributable to continuing operations:
Net loss	$(40,311)	$(127,982)
Less: Loss from discontinued operations, net of tax	(10,264)	(38,814)
Net loss attributable to continuing operations	(30,047)	(89,168)
Adjustments to reconcile net loss to net cash provided by operating activities attributable to continuing operations:
Depreciation	93,604	77,523
Provision for credit losses	79,385	104,261
Stock-based compensation expense	43,414	50,802
Non-cash lease expense (including impairment of right-of-use assets)	11,878	13,799
Amortization of intangibles	7,958	13,774
Deferred income taxes	(10,009)	(9,758)
Foreign currency transaction (gain) loss	(1,291)	3,357
Other adjustments, net	232	(811)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(58,168)	(111,865)
Other assets	(13,852)	(658)
Accounts payable and other liabilities	(8,045)	11,632
Operating lease liabilities	(20,678)	(16,733)
Income taxes payable and receivable	158	3,213
Deferred revenue	(355)	(2,966)
Net cash provided by operating activities attributable to continuing operations	94,184	46,402
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(47,780)	(115,479)
Purchases of marketable debt securities	(12,362)	-
Proceeds from maturities of marketable debt securities	12,500	-
Net proceeds from the sale of a business	1,000	-
Proceeds from sales of fixed assets	85	162
Net cash used in investing activities attributable to continuing operations	(46,557)	(115,317)
Cash flows from financing activities attributable to continuing operations:
Purchases of treasury stock	(10,932)	(8,144)
Withholding taxes paid on behalf of employees on net settled stock-based awards	(5,994)	(8,827)
Other, net	(57)	(256)
Net cash used in financing activities attributable to continuing operations	(16,983)	(17,227)
Total cash provided by (used in) continuing operations	30,644	(86,142)
Net cash provided by (used in) operating activities attributable to discontinued operations	10,661	(19,333)
Net cash provided by (used in) investing activities attributable to discontinued operations	325	(769)
Total cash provided by (used in) discontinued operations	10,986	(20,102)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	535	(1,105)
Net increase (decrease) in cash and cash equivalents and restricted cash	42,165	(107,349)
Cash and cash equivalents and restricted cash at beginning of period	322,136	429,485
Cash and cash equivalents and restricted cash at end of period	$364,301	$322,136

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

	For the three months ended December 31, 2023
	Operating income (loss)	Stock-based compensation expense	Depreciation	Adjusted EBITDA
Ads and Leads	$23.7	$6.3	$17.2	$47.2
Services	(1.9)	1.1	5.9	5.1
Corporate	(15.0)	2.3	-	(12.7)
Total Domestic	6.7	9.7	23.1	39.5
International	0.9	0.1	0.8	1.8
Total	$7.6	$9.8	$23.9	$41.4

	For the three months ended December 31, 2022
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
Ads and Leads	$24.1	$4.7	$17.7	$2.7	$49.1
Services	(37.6)	4.9	14.7	0.2	(17.7)
Corporate	(15.1)	3.4	-	-	(11.8)
Total Domestic	(28.7)	13.0	32.5	2.9	19.7
International	0.5	0.4	0.5	-	1.4
Total	$(28.2)	$13.4	$33.0	$2.9	$21.1

	For the twelve months ended December 31, 2023
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
Ads and Leads	$50.0	$23.1	$66.2	$8.0	$147.4
Services	(23.4)	7.6	24.0	-	8.1
Corporate	(61.4)	11.3	-	-	(50.1)
Total Domestic	(34.8)	42.0	90.2	8.0	105.4
International	8.3	1.4	3.4	-	13.1
Total	$(26.5)	$43.4	$93.6	$8.0	$118.5

	For the twelve months ended December 31, 2022
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
Ads and Leads	$85.6	$20.0	$52.7	$10.7	$169.0
Services	(95.2)	18.0	21.9	3.1	(52.1)
Corporate	(61.8)	11.9	-	-	(49.9)
Total Domestic	(71.4)	49.9	74.6	13.8	67.0
International	(4.2)	0.9	2.9	-	(0.5)
Total	$(75.6)	$50.8	$77.5	$13.8	$66.5

RECONCILIATION OF FY 2024 OPERATING (LOSS) INCOME TO ADJUSTED EBITDA OUTLOOK

FY 2024
($ in millions)	Outlook
Operating (loss) income	($20)-$40
Depreciation	100-80
Stock-based compensation expense	40-30
Adjusted EBITDA	$120-$150

RECONCILIATION OF REPORTED REVENUE TO PRO FORMA NET REVENUE

	Three months ended
	December 31,	December 31,
	2023	2022
Services
Reported Revenue	$26.1	$90.7
Adjustment	-	(55.1)
Pro Forma Services Net Revenue	$26.1	$35.6

Total Angi Inc.
Reported Revenue	$300.4	$413.3
Services Adjustment	-	(55.1)
Pro Forma Angi Inc. Net Revenue	$300.4	$358.2

ANGI INC. PRINCIPLES OF FINANCIAL REPORTING

Angi Inc. reports Pro Forma Net Revenue, Adjusted EBITDA and Free Cash Flow, which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). These are among the primary metrics by which we evaluate the performance of our businesses and on which our internal budgets are based and may impact management compensation. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. Angi Inc. endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Pro Forma Net Revenue reflects the revenue for Services jobs on a net basis for all periods presented for the Services segment and on a consolidated basis. Angi Inc. modified the Services terms and conditions so that the service professional, rather than Angi Inc., has the contractual relationship with the consumer to deliver the service and Angi Inc.'s performance obligation to the consumer is to connect them with the service professional. This change in contractual terms requires revenue to be reported as the net amount of what is received from the consumer after deducting the amounts owed to the service professional providing the service effective for all arrangements entered into after December 31, 2022. We believe Pro Forma Net Revenue is useful for analysts and investors because it can enhance the comparability of revenue trends between periods, and we use it for that purpose internally.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Free Cash Flow is defined as net cash provided by operating activities attributable to continuing operations, less capital expenditures. We believe Free Cash Flow is useful to analysts and investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account mandatory debt service requirements. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded from Adjusted EBITDA

Stock-based compensation expense consists of expense associated with the grants, including unvested grants assumed in acquisitions, of stock appreciation rights (SARs), restricted stock units (RSUs), stock options and performance-based RSUs and market-based awards. These expenses are not paid in cash, and we view the economic costs of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). The Company is currently settling all stock-based awards on a net basis and remits the required tax-withholding amounts from its current funds.

Please see page 6 for a summary of our dilutive securities as of February 9, 2024, and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our capitalized software, leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as service professional relationships, technology and trade names, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Metric Definitions

Ads and Leads Revenue - Reflects domestic consumer connection revenue for consumer matches, revenue from service professionals under contract for advertising and membership subscription revenue from service professionals and consumers.

Services Revenue – Reflects domestic revenue from pre-priced offerings by which the consumer requests services through a Company platform and the Company connects them with a service professional to perform the service.

International Revenue – Reflects revenue generated within the International segment (consisting of businesses in Europe and Canada), including consumer connection revenue for consumer matches and membership subscription revenue from service professionals and consumers.

Corporate – Reflects costs for corporate initiatives, shared costs, such as executive and public company costs, and other expenses not allocated to the operating segments.

Pro Forma Net Revenue – From January 1, 2020 through December 31, 2022, Services recorded revenue on a gross basis. Effective January 1, 2023, we modified the Services terms and conditions so that the service professional, rather than Angi Inc., has the contractual relationship with the consumer to deliver the service and our performance obligation to the consumer is to connect them with the service professional. This change in contractual terms requires revenue to be reported as the net amount of what is received from the consumer after deducting the amounts owed to the service professional providing the service effective for all arrangements entered into after December 31, 2022. There is no impact to operating (loss) income or Adjusted EBITDA from the change in revenue recognition.

(a) Pro Forma Services Net Revenue – Reflects Services revenue on a net basis for all periods presented.

(b) Pro Forma Angi Inc. Net Revenue – Reflects Services revenue on a net basis for all periods presented and as reported revenue for the other segments, none of which had changes to their revenue recognition reporting.

Metrics

Service Requests - Reflect (i) fully completed and submitted domestic service requests for connections with Ads and Leads service professionals, (ii) contacts to Ads and Leads service professionals generated via the service professional directory from unique users in unique categories (such that multiple contacts from the same user in the same category in the same day are counted as one Service Request) and (iii) requests to book Services jobs in the period.

Monetized Transactions – Reflects (i) Service Requests that are matched to a paying Ads and Leads service professional in the period and (ii) completed and in-process Services jobs in the period; a single Service Request can result in multiple monetized transactions.

Transacting Service Professionals – The number of (i) Ads and Leads service professionals that paid for consumer matches or advertising and (ii) Services service professionals that performed a Services job, during the most recent quarter.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on Wednesday, February 14, 2024, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the Company’s future financial performance, business prospects and strategy, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) the continued migration of the home services market online, (ii) our ability to market our various products and services in a successful and cost-effective manner, (iii) the continued display of links to websites offering our products and services in a prominent manner in search results, (iv) our ability to successfully implement our brand initiative and expand Services (our pre-priced offerings), while balancing the overall mix of service requests and directory services on Angi platforms, (v) our ability to establish and maintain relationships with quality and trustworthy service professionals, (vi) our continued ability to develop and monetize versions of our products and services for mobile and other digital devices, (vii) our ability to access, share and use personal data about consumers, (viii) our continued ability to communicate with consumers and service professionals via e-mail (or other sufficient means), (xix) any challenge to the contractor classification or employment status of our service professionals, (x) our ability to compete, (xi) adverse economic events or trends (particularly those that impact consumer confidence and spending behavior), (xii) our ability to build, maintain and/or enhance our various brands, (xiii) the adverse impact of COVID-19 and other similar outbreaks on our businesses, (xiv) our ability to protect our systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information (including credit card information), as well as the impact of cyberattacks experienced by third parties, (xv) the occurrence of data security breaches and/or fraud, (xvi) increased liabilities and costs related to the processing, storage, use and disclosure of personal and confidential user information, (xvii) the integrity, quality, efficiency and scalability of our systems, technology and infrastructures (and those of third parties with whom we do business), (xviii) changes in key personnel, (xix) various risks related to our relationship with IAC, (xx) our ability to generate sufficient cash to service our indebtedness and (xxi) certain risks related to ownership of our Class A common stock. Certain of these and other risks and uncertainties are discussed in Angi Inc.’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Angi Inc.’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Angi Inc.’s management as of the date of this press release. Angi Inc. does not undertake to update these forward-looking statements.

About Angi Inc.

Angi (NASDAQ: ANGI) helps homeowners get home projects done well and helps home service professionals grow their business. We started in 1995 with a simple goal to help people find skilled home pros in their area. Now more than 25 years later, we've evolved to help people with everything from finding, booking and hiring a skilled pro, to researching costs, finding inspiration and discovering project possibilities. With an extensive nationwide network of skilled home pros, Angi has helped more than 150 million people maintain, repair, renovate and improve their homes and has helped hundreds of thousands of small local businesses grow.

Contact Us

IAC/Angi Inc. Investor Relations

Mark Schneider

(212) 314-7400

Angi Inc. Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7251

Angi Inc.

3601 Walnut Street, Denver, CO 80205 (303) 963-7200 http://www.angi.com